The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement, the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 29, 2021

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-255302 and 333-255302-03

August-----, 2021

Medium-Term Senior Notes, Series N

Pricing Supplement No. 2021-USNCH8505 to Product Supplement No. EA-02-09

dated May 11, 2021 and Prospectus Supplement and Prospectus each dated May 11, 2021

Citigroup Global Markets Holdings Inc. All Payments Due from Citigroup Global Markets Holdings Inc. Fully and Unconditionally Guaranteed by Citigroup Inc.
Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

■  Linked to an ETF basket (the “basket”) comprised of the SPDR® Dow Jones® Industrial AverageSM ETF Trust (50%); the SPDR® S&P MidCap 400® ETF Trust (30%); and the iShares® Russell 2000 ETF (20%) (each, an “underlying”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the stated principal amount of the securities, depending on the performance of the basket from the initial basket value to the final basket value, subject to the maximum return at maturity. The payment at maturity will reflect the following terms:

■   If the value of the basket increases, you will receive the stated principal amount plus 110% participation in the upside performance of the basket, subject to a maximum total return at maturity of 23% to 28% (the “maximum return at maturity”) (to be determined on the pricing date) of the stated principal amount

■   If the value of the basket decreases, but the decrease is not more than 10% (the “buffer percentage”), you will be repaid the stated principal amount

■   If the value of the basket decreases by more than the buffer percentage, you will receive less than the stated principal amount and have 1-to-1 downside exposure to the decrease in the value of the basket in excess of the buffer percentage

■   Investors may lose up to 90% of the stated principal amount

■   All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; if Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you could lose some or all of your investment

■  No periodic interest payments or dividends

■  The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-9 and “Risk Factors Relating to the Securities” beginning on page EA-7 of the accompanying product supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The securities are unsecured debt obligations issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. All payments due on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. None of Wells Fargo Securities, LLC (“Wells Fargo”) or any of its affiliates will have any liability to the purchasers of the securities in the event Citigroup Global Markets Holdings Inc. defaults on its obligations under the securities and Citigroup Inc. defaults on its guarantee obligations. The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

	Per Security	Total
Public Offering Price(1)	$1,000.00	$
Maximum Underwriting Discount and Commission(2)(3)	$42.00	$
Proceeds to Citigroup Global Markets Holdings Inc.(2)	$958.00	$

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $900.00 per security, which will be less than the public offering price. The estimated value of the securities is based on Citigroup Global Market Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which any person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc., as the lead agent for the offering, expects to sell the securities to Wells Fargo, as agent. Wells Fargo will receive an underwriting discount and commission of up to 4.20% ($42.00) for each security it sells. Wells Fargo will pay selected dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of its affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), a fixed selling commission of 2.25% ($22.50) for each security they sell. In addition to the selling commission allowed to WFA, Wells Fargo will pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA. The total underwriting discount and commission and proceeds to Citigroup Global Markets Holdings Inc. shown above give effect to the actual underwriting discount and commission provided for the sale of the securities. See “Supplemental Plan of Distribution” below and “Use of Proceeds and Hedging” in the accompanying prospectus for further information regarding how we have hedged our obligations under the securities.

(3) In respect of certain securities sold in this offering, CGMI may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Citigroup Global Markets Inc.	Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

Terms of the Securities

	Underlying	Weighting	Initial Underlying Value*
	SPDR® Dow Jones® Industrial AverageSM ETF Trust	50%
Basket:	SPDR® S&P MidCap 400® ETF Trust	30%
	iShares® Russell 2000 ETF	20%
	* For each underlying, its closing value on the pricing date

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Stated Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a stated principal amount of $1,000.
Pricing Date:	August 31, 2021*
Issue Date:	September 3, 2021*
Valuation Date:	August 26, 2025, subject to postponement if such date is not a trading day or certain market disruption events occur.* See “Additional Terms of the Securities.”
Maturity Date:	September 3, 2025. If the valuation date is postponed, the stated maturity date will be the later of (i) September 3, 2025 and (ii) three business days after the last valuation date as postponed.* See “Additional Terms of the Securities.”
Payment at Maturity:

For each $1,000 stated principal amount security you hold at maturity:

• If the final basket value is greater than the initial basket value:

$1,000 plus the lesser of:

• If the final basket value is less than or equal to the initial basket value, but greater than or equal to the buffer value: $1,000; or

• If the final basket value is less than the buffer value:

$1,000 minus:

If the final basket value is less than the buffer value, you will receive less, and possibly significantly less, than the $1,000 stated principal amount per security at maturity.

Participation Rate:	110%
Maximum Return at Maturity:	$230 to $280 per security (23% to 28% of the stated principal amount), to be determined on the pricing date. Because of the maximum return at maturity, the payment at maturity will not exceed $1,230 to $1,280 per security.
Buffer Value:	90, 90% of the initial basket value
Buffer Percentage:	10%
Initial Basket Value:	100
Final Basket Value:	100 × (1 + the sum of the weighted underlying returns of the underlyings)
Underlying Return:	For each underlying: (final underlying value – initial underlying value) / initial underlying value

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

Weighted Underlying Return:	For each underlying, its underlying return multiplied by its weighting
Final Underlying Value:	For each underlying, its closing value on the valuation date
Calculation Agent:	CGMI
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	17329QM31 / US17329QM310
* Expected. To the extent that the issuer makes any change to the expected pricing date or expected issue date, the valuation date and maturity date may also be changed in the issuer’s discretion to ensure that the term of the securities remains the same.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, the accompanying product supplement contains important information about how the closing values of the underlyings will be determined and other specified events with respect to the underlyings. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

When we refer to “we,” “us” and “our” in this pricing supplement, we refer only to Citigroup Global Market Holdings Inc. and not to any of its affiliates, including Citigroup Inc.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. EA-02-09 dated May 11, 2021: https://www.sec.gov/Archives/edgar/data/200245/000095010321007038/dp150744_424b2-par0209.htm

•	Prospectus Supplement and Prospectus, each dated May 11, 2021: https://www.sec.gov/Archives/edgar/data/200245/000119312521157552/d423193d424b2.htm

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

Investor Considerations

We have designed the securities for investors who:

•	seek 110% leveraged exposure to the positive performance of the basket if the final basket value is greater than the initial basket value, subject to the maximum return at maturity;

•	desire to limit the downside exposure to the basket through the buffer percentage;

•	understand that if the final basket value is less than the initial basket value by more than the buffer percentage, they will receive less, and possibly significantly less, than the stated principal amount per security at maturity;

•	are willing to forgo interest payments on the securities and dividends on the underlyings; and

•	are willing to hold the securities to maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

•	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

•	are unwilling to accept the risk that the value of the basket may decrease by more than the buffer percentage from the initial basket value to the final basket value;

•	seek uncapped exposure to the upside performance of the basket;

•	seek full return of the stated principal amount of the securities at maturity;

•	seek current income;

•	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the public offering price and that may be as low as the lower estimated value set forth on the cover page;

•	are unwilling to accept the risk of exposure to the United States equity markets;

•	seek exposure to the basket but are unwilling to accept the risk/return trade-offs inherent in the payment at maturity for the securities;

•	are unwilling to accept the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; or

•	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

Determining Payment at Maturity

On the maturity date, you will receive a cash payment per security (the payment at maturity) calculated as follows:

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

Hypothetical Payout Profile

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the initial basket value to the final basket value. The diagram assumes that the maximum return at maturity will be set at the lowest value indicated in “Terms of the Securities” above. The actual maximum return at maturity will be determined on the pricing date. Your actual return will depend on the actual final basket value, the actual maximum return at maturity and whether you hold your securities to maturity.

Investors in the securities will not receive any dividends with respect to the underlyings. The diagram below does not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—You Will Not Receive Dividends Or Have Any Other Rights With Respect To The Underlyings” below.

■ The Securities ■ The Basket

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the basket. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

You May Lose A Significant Portion Of Your Investment.

Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the basket. If the basket depreciates by more than the buffer percentage such that the final basket value is less than the buffer value, you will lose 1% of the stated principal amount of the securities for every 1% by which that depreciation exceeds the buffer percentage.

The Securities Do Not Pay Interest.

Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

Your Potential Return On The Securities Is Limited.

Your potential total return on the securities at maturity is limited to the maximum return at maturity. Your return on the securities will not exceed the maximum return at maturity, even if the basket appreciates by significantly more than the maximum return at maturity. If the basket appreciates by more than the maximum return at maturity, the securities will underperform an alternative investment providing 1-to-1 exposure to the performance of the basket. When lost dividends are taken into account, the securities may underperform an alternative investment providing 1-to-1 exposure to the performance of the basket and a pass-through of dividends even if the basket appreciates by less than the maximum return at maturity. Furthermore, the effect of the participation rate will be progressively reduced for all final basket values exceeding the final basket value at which the maximum return at maturity is reached.

You Will Not Receive Dividends Or Have Any Other Rights With Respect To The Underlyings.

You will not receive any dividends with respect to the underlyings. This lost dividend yield may be significant over the term of the securities. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities. In addition, you will not have voting rights or any other rights with respect to the underlyings.

Your Payment At Maturity Depends On The Value Of The Basket On A Single Day.

Because your payment at maturity depends on the value of the basket solely on the valuation date, you are subject to the risk that the value of the basket on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the underlyings or in another instrument linked to the basket that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of values of the basket, you might have achieved better returns.

The Securities Are Subject To The Credit Risk Of Citigroup Global Markets Holdings Inc. And Citigroup Inc.

If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.

The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. We have been advised that Wells Fargo currently intends to make a secondary market in relation to the securities. However, Wells Fargo may suspend or terminate making a market without notice, at any time and for any reason. If Wells Fargo suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that Wells Fargo will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

The Estimated Value Of The Securities On The Pricing Date, Based On CGMI’s Proprietary Pricing Models And Our Internal Funding Rate, Is Less Than The Public Offering Price.

The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the public offering price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates and/or Wells Fargo or its affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Our Secondary Market Rate” below.

The Estimated Value Of The Securities Was Determined For Us By Our Affiliate Using Proprietary Pricing Models.

CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility in and the correlation among the closing values of the underlyings, the dividend yields on the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Wells Fargo’s Determination of The Secondary Market Rate With Respect To Us.

The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. We expect that our internal funding rate is generally lower than Wells Fargo’s determination of the secondary market rate with respect to us, which is the rate that we expect Wells Fargo will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on Wells Fargo’s determination of the secondary market rate with respect to us, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, Wells Fargo may determine the secondary market rate with respect to us for purposes of any purchase of the securities from you in the secondary market based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that Wells Fargo may deem appropriate.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Any Person May Be Willing To Buy The Securities From You In The Secondary Market.

Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, we expect that any value of the securities determined for purposes of a secondary market transaction will be based on Wells Fargo’s determination of the secondary market rate with respect to us, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, we

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

expect that any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and may be reduced by the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the public offering price.

The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors.

The value of your securities prior to maturity will fluctuate based on the value of the basket, the volatility in and the correlation among the closing values of the underlyings, the dividend yields on the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the value of the basket may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the public offering price.

We Have Been Advised That, Immediately Following Issuance, Any Secondary Market Bid Price Provided By Wells Fargo, And The Value That Will Be Indicated On Any Brokerage Account Statements Prepared By Wells Fargo Or Its Affiliates, Will Reflect A Temporary Upward Adjustment.

The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

Changes In The Closing Values Of The Underlyings May Offset Each Other.

The performances of the underlyings may not be correlated with each other. If one or more of the underlyings appreciates, the other underlyings may not appreciate as much or may even depreciate. In such event, the appreciation of the closing value of one or more of the underlyings may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the closing value of one or more of the other underlyings.

The Underlyings Are Unequally Weighted.

The underlyings are unequally weighted. Accordingly, the performance of the underlying with the highest weighting (in this case, the SPDR® Dow Jones® Industrial AverageSM ETF Trust) will influence the payment at maturity to a greater degree than the performance of the underlyings with the lower weightings (in this case, the SPDR® S&P MidCap 400® ETF Trust and the iShares® Russell 2000 ETF). If the underlying with the highest weighting performs poorly, its poor performance could negate or diminish the effect on the basket return of any positive performance by the lower-weighted underlyings.

The Underlyings May Be Highly Correlated In Decline.

The performances of the underlyings may become highly correlated during periods of declining prices. This may occur because of events that have broad effects on markets generally or on the markets that the underlyings track. If the underlyings become correlated in decline, the depreciation of the closing value of one underlying will not be offset by the performance of the other underlyings and, in fact, each underlying may contribute to an overall decline from the initial basket value to the final basket value.

An Investment In The Securities Is Not A Diversified Investment.

The fact that the securities are linked to a basket does not mean that the securities represent a diversified investment. First, although the underlyings differ in important respects, they each (other than one) track the performance of equity markets, and each may perform poorly if there is a global downturn in equity markets. Second, the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. No amount of diversification that may be represented by the underlyings will offset the risk that we and Citigroup Inc. may default on our obligations.

The SPDR® S&P Midcap 400® ETF Trust Is Subject To Risks Associated With Mid-Capitalization Stocks.

The stocks that constitute the index underlying the SPDR® S&P MidCap 400® ETF Trust are issued by mid-capitalization companies. Mid-capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Mid-capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

The iShares® Russell 2000 ETF Is Subject To Risks Associated With Small Capitalization Stocks.

The stocks that constitute the index underlying the iShares® Russell 2000 ETF are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

Our Offering Of The Securities Is Not A Recommendation Of The Basket Or The Underlyings.

The fact that we are offering the securities does not mean that we or Wells Fargo or its affiliates believe that investing in an instrument linked to the basket or any of the underlyings is likely to achieve favorable returns. In fact, as we and Wells Fargo and its affiliates are each part of respective global financial institutions, our affiliates and affiliates of Wells Fargo may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates or of Wells Fargo or its affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

The Closing Values Of The Underlyings May Be Adversely Affected By Our Or Our Affiliates’, Or By Wells Fargo And Its Affiliates’, Hedging And Other Trading Activities.

We expect to hedge our obligations under the securities through CGMI or other of our affiliates and/or Wells Fargo or its affiliates, who may take positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates and Wells Fargo and its affiliates may also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or Wells Fargo and its affiliates while the value of the securities declines.

We And Our Affiliates And Wells Fargo And Its Affiliates May Have Economic Interests That Are Adverse To Yours As A Result Of Our And Their Respective Business Activities.

Our affiliates and Wells Fargo and its affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or Wells Fargo or its affiliates while the value of the securities declines. In addition, in the course of this business, we or our affiliates or Wells Fargo or its affiliates may acquire non-public information, which will not be disclosed to you.

The Calculation Agent, Which Is An Affiliate Of Ours, Will Make Important Determinations With Respect To The Securities.

If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risks Relating to the Securities—Risks Relating to All Securities—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities” in the accompanying product supplement.

Even If An Underlying Pays A Dividend That It Identifies As Special Or Extraordinary, No Adjustment Will Be Required Under The Securities For That Dividend Unless It Meets The Criteria Specified In The Accompanying Product Supplement.

In general, an adjustment will not be made under the terms of the securities for any cash dividend paid by an underlying unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing value of the underlying on the date of declaration of the dividend. Any dividend will reduce the closing value of an underlying by the amount of the dividend per share. If an underlying pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

The Securities Will Not Be Adjusted For All Events That May Have A Dilutive Effect On Or Otherwise Adversely Affect The Closing Value Of An Underlying.

For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional underlying share issuances. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares of an underlying would not.

The Securities May Become Linked To An Underlying Other Than An Original Underlying Upon The Occurrence Of A Reorganization Event Or Upon The Delisting Of The Underlying Shares Of An Underlying.

For example, if an underlying enters into a merger agreement that provides for holders of the shares of such underlying to receive shares of another entity and such shares are marketable securities, the closing value of the underlying following consummation of the merger will be based on the value of such other shares. Additionally, if the underlying shares of an underlying are delisted, the calculation agent may select a successor underlying. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF” in the accompanying product supplement.

The Value And Performance Of The Underlying Shares Of An Underlying May Not Completely Track The Performance Of The Underlying Index That The Underlying Seeks To Track Or The Net Asset Value Per Share Of The Underlying.

An underlying does not fully replicate the underlying index that it seeks to track and may hold securities different from those included in its underlying index. In addition, the performance of an underlying will reflect additional transaction costs and fees that are not included in the calculation of its underlying index. All of these factors may lead to a lack of correlation between the performance of an underlying and its underlying index. In addition, corporate actions with respect to the equity securities held by an underlying (such as mergers and spin-offs) may impact the variance between the performance of the underlying and its underlying index. Finally, because the underlying shares of an underlying are traded on an exchange and are subject to market supply and investor demand, the closing value of an underlying may differ from the net asset value per share of the underlying.

During periods of market volatility, securities included in an underlying’s underlying index may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the underlying and the liquidity of the underlying may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem underlying shares of an underlying. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell the underlying shares of an underlying. As a result, under these circumstances, the closing value of an underlying may vary substantially from the net asset value per share of the underlying. For all of the foregoing reasons, the performance of an underlying may not correlate with the performance of its underlying index and/or its net asset value per share, which could materially and adversely affect the value of the securities and/or reduce your return on the securities.

Changes That Affect The Underlyings May Affect The Value Of Your Securities.

The sponsors of the underlyings may at any time make methodological changes or other changes in the manner in which they operate that could affect the values of the underlyings. We are not affiliated with any such underlying sponsor and, accordingly, we have no control over any changes any such sponsor may make. Such changes could adversely affect the performance of the underlyings and the value of and your return on the securities.

The Stated Maturity Date May Be Postponed If The Valuation Date is Postponed.

The valuation date will be postponed if the originally scheduled valuation date is not a trading day for any underlying or if the calculation agent determines that a market disruption event has occurred or is continuing on the valuation date for any underlying. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last valuation date as postponed.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under

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“United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Hypothetical Returns

The table below is based on a range of hypothetical percentage changes from the initial basket value to the hypothetical final basket value and illustrates:

•	the hypothetical percentage change from the initial basket value to the hypothetical final basket value;

•	the hypothetical payment at maturity per security; and

•	the hypothetical total pre-tax rate of return.

The table below assumes that the maximum return at maturity will be set at the lowest value indicated in “Terms of the Securities” above. The actual maximum return at maturity will be determined on the pricing date.

Hypothetical final basket value	Hypothetical percentage change from the initial basket value to the hypothetical final basket value	Hypothetical payment at maturity per security	Hypothetical total pre-tax rate of return
200.00	100.00%	$1,230.00	23.00%
175.00	75.00%	$1,230.00	23.00%
150.00	50.00%	$1,230.00	23.00%
140.00	40.00%	$1,230.00	23.00%
130.00	30.00%	$1,230.00	23.00%
123.00	23.00%	$1,230.00	23.00%
120.91	20.91%	$1,230.00	23.00%
120.00	20.00%	$1,220.00	22.00%
110.00	10.00%	$1,110.00	11.00%
105.00	5.00%	$1,055.00	5.50%
100.00	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
89.99	-10.01%	$999.90	-0.01%
80.00	-20.00%	$900.00	-10.00%
70.00	-30.00%	$800.00	-20.00%
60.00	-40.00%	$700.00	-30.00%
50.00	-50.00%	$600.00	-40.00%
25.00	-75.00%	$350.00	-65.00%

The above figures are for purposes of illustration only and may have been rounded for ease of analysis.

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Hypothetical Examples

The examples below illustrate how to determine the payment at maturity on the securities, assuming the various hypothetical final underlying values and hypothetical final basket values indicated below. The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of what the actual payment at maturity on the securities will be. The actual payment at maturity will depend on the actual final underlying values and the actual final basket value.

The examples below are based on a hypothetical initial underlying value of $100 for each underlying, rather than the actual initial underlying values of the underlyings. For the actual initial underlying values, see “Terms of the Securities” above. We have used this hypothetical value, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial underlying values, and not the hypothetical values indicated below. The examples below assume that the maximum return at maturity will be set at the lowest value indicated in “Terms of the Securities” above. The actual maximum return at maturity will be determined on the pricing date.

Example 1—Upside Scenario A. The hypothetical final basket value is 115 (a 15% increase from the initial basket value), which is greater than the initial basket value.

Underlying	Hypothetical Final Underlying Value	Hypothetical Underlying Return	Weighting	Hypothetical Weighted Underlying Return
SPDR® Dow Jones® Industrial AverageSM ETF Trust	$110.00	10%	50%	5%
SPDR® S&P MidCap 400® ETF Trust	$120.00	20%	30%	6%
iShares® Russell 2000 ETF	$120.00	20%	20%	4%
Sum of the hypothetical weighted underlying returns:				15%
Hypothetical final basket value: 100 × (1 + the sum of the hypothetical weighted underlying returns)				115

Payment at maturity per security = $1,000 plus the lesser of:

(i) $1,000 × final basket value – initial basket value × participation rate and (ii) the maximum return at maturity initial basket value

= $1,000 + the lesser of: (i) ($1,000 × 115 – 100 × participation rate) and (ii) $230
                                                                    100

= $1,000 + the lesser of: (i) ($1,000 × 15% × 110%) and (ii) $230

= $1,000 + the lesser of (i) $165.00 and (ii) $230

= $1,165.00

Because the basket appreciated from the initial basket value to the hypothetical final basket value, you would receive a total return at maturity equal to the upside performance of the basket multiplied by the participation rate, which in this case is less than the maximum return at maturity.

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Example 2—Upside Scenario B. The hypothetical final basket value is 150 (a 50% increase from the initial basket value), which is greater than the initial basket value.

Underlying	Hypothetical Final Underlying Value	Hypothetical Underlying Return	Weighting	Hypothetical Weighted Underlying Return
SPDR® Dow Jones® Industrial AverageSM ETF Trust	$150.00	50%	50%	25%
SPDR® S&P MidCap 400® ETF Trust	$170.00	70%	30%	21%
iShares® Russell 2000 ETF	$120.00	20%	20%	4%
Sum of the hypothetical weighted underlying returns:				50%
Hypothetical final basket value: 100 × (1 + the sum of the hypothetical weighted underlying returns)				150

Payment at maturity per security = $1,000 plus the lesser of:

(i) $1,000 × final basket value – initial basket value × participation rate and (ii) the maximum return at maturity initial basket value

= $1,000 + the lesser of: (i) ($1,000 × 150 – 100 × participation rate) and (ii) $230
                                                                    100

= $1,000 + the lesser of: (i) ($1,000 × 50% × 110%) and (ii) $230

= $1,000 + the lesser of (i) $550 and (ii) $230

= $1,230

Because the basket appreciated from the initial basket value to the hypothetical final basket value and the upside performance of the basket multiplied by the participation rate exceeds the maximum return at maturity, your total return at maturity would be limited to the maximum return at maturity in this case. In this scenario, an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the basket without a maximum return.

Example 3—Par Scenario. The hypothetical final basket value is 95 (a 5% decrease from the initial basket value), which is less than the initial basket value but greater than the buffer value.

Underlying	Hypothetical Final Underlying Value	Hypothetical Underlying Return	Weighting	Hypothetical Weighted Underlying Return
SPDR® Dow Jones® Industrial AverageSM ETF Trust	$80.00	-20%	50%	-10%
SPDR® S&P MidCap 400® ETF Trust	$130.00	30%	30%	9%
iShares® Russell 2000 ETF	$80.00	-20%	20%	-4%
Sum of the hypothetical weighted underlying returns:				-5%
Hypothetical final basket value: 100 × (1 + the sum of the hypothetical weighted underlying returns)				95

Payment at maturity per security = $1,000

Because the hypothetical final basket value is less than the initial basket value but greater than the buffer value, you would be repaid the stated principal amount of your securities at maturity but would not receive any positive return on your investment.

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Example 4—Downside Scenario. The hypothetical final basket value is 50 (a 50% decrease from the initial basket value), which is less than the buffer value.

Underlying	Hypothetical Final Underlying Value	Hypothetical Underlying Return	Weighting	Hypothetical Weighted Underlying Return
SPDR® Dow Jones® Industrial AverageSM ETF Trust	$30.00	-70%	50%	-35%
SPDR® S&P MidCap 400® ETF Trust	$60.00	-40%	30%	-12%
iShares® Russell 2000 ETF	$85.00	-15%	20%	-3%
Sum of the hypothetical weighted underlying returns:				-50%
Hypothetical final basket value: 100 × (1 + the sum of the hypothetical weighted underlying returns)				50

Payment at maturity per security = $1,000 - ($1,000 × buffer value – final basket value )
initial basket value

= $1,000 – ($1,000 × 90 – 50)
                                      100

= $1,000 - ($1,000 × 40%)

= $1,000 - $400

= $600

Because the basket depreciated from the initial basket value to the hypothetical final basket value by more than the buffer percentage, such that the hypothetical final basket value is less than the buffer value, your payment at maturity in this scenario would reflect 1-to-1 exposure to the negative performance of the basket beyond the buffer percentage.

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Additional Terms of the Securities

The following provisions supersede the provisions in the product supplement to the extent that they are inconsistent from those provisions.

Certain Definitions

The “closing value” of an underlying on any date is the closing price of its underlying shares on such date, subject to adjustment as provided in the accompanying product supplement. The “underlying shares” of an underlying are its shares that are traded on a U.S. national securities exchange on the pricing date. Please see the accompanying product supplement for more information.

A “trading day” with respect to an underlying means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such underlying or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for an underlying means the primary exchange or quotation system on which shares (or other applicable securities) of such underlying are traded, as determined by the calculation agent.

The “related futures or options exchange” for an underlying means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such underlying.

Postponement of the Valuation Date

If the scheduled valuation date is not a trading day with respect to any underlying, the valuation date for each underlying will be postponed to the next succeeding day that is a trading day with respect to each underlying. The valuation date for an underlying is also subject to postponement due to the occurrence of a market disruption event with respect to such underlying. See “—Market Disruption Events.”

Market Disruption Events

A “market disruption event” means, with respect to an underlying, any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such underlying or any successor underlying on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such underlying or any successor underlying on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such underlying or any successor underlying on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such underlying or any successor underlying on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

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Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to such underlying or any successor underlying prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such underlying or any successor underlying fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to an underlying:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such underlying or any successor underlying; and

(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such underlying or any successor underlying means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing with respect to an underlying on the valuation date, then the valuation date for such underlying will be postponed to the first succeeding trading day for such underlying on which a market disruption event for such underlying has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such underlying after the originally scheduled valuation date, that eighth trading day shall be deemed to be the valuation date for such underlying. If the valuation date has been postponed eight trading days for an underlying after the originally scheduled valuation date and a market disruption event occurs or is continuing with respect to such underlying on such eighth trading day, the calculation agent will determine the closing value of such underlying on such eighth trading day based on its good faith estimate of the value of the underlying shares of such underlying as of the close of trading on such eighth trading day. Notwithstanding a postponement of the valuation date for a particular underlying due to a market disruption event with respect to such underlying, the originally scheduled valuation date will remain the valuation date for any underlying not affected by a market disruption event.

Delisting, Liquidation or Termination of an Underlying

If the closing value of an underlying is determined by reference to its underlying index as described in the accompanying product supplement in the section “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting, Liquidation or Termination of an Underlying ETF”, and at any time the publisher of such underlying index (i) announces that it will make a material change in the formula for or the method of calculating such underlying index or in any other way materially modifies such underlying index (other than a modification prescribed in that formula or method to maintain such underlying index in the event of changes in constituent stock and capitalization and other routine events) or (ii) permanently cancels such underlying index and no successor underlying index is chosen as described in the accompanying product supplement, then the calculation agent will (a) with respect to any underlying other than the Invesco DB Commodity Index Tracking Fund, calculate the closing value of the underlying index of such underlying in accordance with the formula last used to calculate such closing value before such event, but using only those securities that were held by the underlying index of such underlying immediately prior to such event without any rebalancing or substitution of such securities following such event; and (b) with respect to the Invesco DB Commodity Index Tracking Fund, calculate the closing value of the underlying index of such underlying in good faith and in a commercially reasonable manner. Such value, as calculated by the calculation agent, will be substituted for the relevant value of an underlying index for all purposes. In such event, the calculation agent will make such adjustments, if any, to any level of an underlying index that is used for purposes of the securities as it determines are appropriate in the circumstances.

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Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

Information About the Basket

The basket will represent an unequally weighted portfolio of the following three underlyings, with the return of each underlying having the weighting noted parenthetically: SPDR® Dow Jones® Industrial AverageSM ETF Trust (50%); the SPDR® S&P MidCap 400® ETF Trust (30%); and the iShares® Russell 2000 ETF (20%). The value of the basket will increase or decrease depending upon the performance of the underlyings. For more information regarding the underlyings, see the information provided herein. The basket does not reflect the performance of all major securities markets.

While historical information on the value of the basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily values of the basket for the period from January 4, 2016 to July 28, 2021, assuming that the basket was constructed on January 4, 2016 with a value of 100 on that date and that each of the underlyings had the applicable weighting as of such day. We obtained the closing values and other information used by us in order to create the graph below from Bloomberg L.P., without independent verification.

The hypothetical historical basket values, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the value of the basket during any period shown below is not an indication that the percentage change in the value of the basket is more likely to be positive or negative during the term of the securities. The hypothetical historical values do not give an indication of future values of the basket.

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Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

The SPDR® Dow Jones® Industrial AverageSM ETF Trust

The SPDR® Dow Jones® Industrial AverageSM ETF Trust is an exchange-traded fund that seeks to provide investment results, before expenses, that generally correspond to the performance of the Dow Jones Industrial AverageTM. The Dow Jones Industrial AverageTM consists of 30 common stocks chosen as representative of the broad market of U.S. industry.

The SPDR® Dow Jones® Industrial AverageSM ETF Trust is managed by State Street Bank and Trust Company (“SSBTC”), as trustee, and PDR Services LLC (“PDRS”), as sponsor. Information provided to or filed with the SEC by the SPDR® Dow Jones® Industrial AverageSM ETF Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-31247 and 811-09170, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the SPDR® Dow Jones® Industrial AverageSM ETF Trust trade on the NYSE Arca under the ticker symbol “DIA.”

We have derived all information regarding the SPDR® Dow Jones® Industrial AverageSM ETF Trust from publicly available information and have not independently verified any information regarding the SPDR® Dow Jones® Industrial AverageSM ETF Trust. This pricing supplement relates only to the securities and not to the SPDR® Dow Jones® Industrial AverageSM ETF Trust. We make no representation as to the performance of the SPDR® Dow Jones® Industrial AverageSM ETF Trust over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the SPDR® Dow Jones® Industrial AverageSM ETF Trust is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the SPDR® Dow Jones® Industrial AverageSM ETF Trust on July 28, 2021 was $349.36.

The graph below shows the closing value of the SPDR® Dow Jones® Industrial AverageSM ETF Trust for each day such value was available from January 4, 2016 to July 28, 2021. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

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Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

The SPDR® S&P MidCap 400® ETF Trust

The SPDR® S&P MidCap 400® ETF Trust is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P MidCap 400® Index. The S&P MidCap 400® Index was developed by S&P Dow Jones Indices LLC as a performance benchmark for the medium capitalization segment of the U.S. equities markets.

PDR Services LLC is the investment sponsor to the SPDR® S&P MidCap 400® ETF Trust. Information provided to or filed with the SEC by the SPDR® S&P MidCap 400® ETF Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-89088 and 811-08972, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the SPDR® S&P MidCap 400® ETF Trust trade on the NYSE Arca under the ticker symbol “MDY.”

We have derived all information regarding the SPDR® S&P MidCap 400® ETF Trust from publicly available information and have not independently verified any information regarding the SPDR® S&P MidCap 400® ETF Trust. This pricing supplement relates only to the securities and not to the SPDR® S&P MidCap 400® ETF Trust. We make no representation as to the performance of the SPDR® S&P MidCap 400® ETF Trust over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the SPDR® S&P MidCap 400® ETF Trust is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the SPDR® S&P MidCap 400® ETF Trust on July 28, 2021 was $488.35.

The graph below shows the closing value of the SPDR® S&P MidCap 400® ETF Trust for each day such value was available from January 4, 2016 to July 28, 2021. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

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Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

The iShares® Russell 2000 ETF

The iShares® Russell 2000 ETF is an exchange-traded fund that seeks to provide investment results, before expenses, that generally correspond to the performance of the Russell 2000® Index.

The iShares® Russell 2000 ETF is an investment portfolio managed by iShares®, Inc. BlackRock Fund Advisors is the investment advisor to the iShares® Russell 2000 ETF. iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® Russell 2000 ETF. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the iShares® Russell 2000 ETF trade on the NYSE Arca under the ticker symbol “IWM.”

We have derived all information regarding the iShares® Russell 2000 ETF from publicly available information and have not independently verified any information regarding the iShares® Russell 2000 ETF. This pricing supplement relates only to the securities and not to the iShares® Russell 2000 ETF. We make no representation as to the performance of the iShares® Russell 2000 ETF over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the iShares® Russell 2000 ETF is not involved in any way in this offering and has no obligation relating to the securities or to the holders of the securities.

Historical Information

The closing value of the iShares® Russell 2000 ETF on July 28, 2021 was $220.82.

The graph below shows the closing value of the iShares® Russell 2000 ETF for each day such value was available from January 4, 2016 to July 28, 2021. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Potential Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2023 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities, and it is possible that the securities will be subject to withholding tax under Section 871(m) based on the circumstances as of that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Supplemental Plan of Distribution

Pursuant to the terms of the Amended and Restated Global Selling Agency Agreement, dated April 7, 2017, CGMI, acting as principal, will purchase the securities from Citigroup Global Markets Holdings Inc. CGMI, as the lead agent for the offering, expects to sell the securities to Wells Fargo, as agent. Wells Fargo will receive an underwriting discount and commission of up to 4.20% ($42.00) for each security it sells. Wells Fargo will pay selected dealers, which may include WFA, a fixed selling commission of 2.25% ($22.50) for each security they sell. In addition to the selling commission allowed to WFA, Wells Fargo will pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, CGMI may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

The public offering price of the securities includes the underwriting discount and commission described on the cover page of this pricing supplement and the estimated cost of hedging our obligations under the securities. We expect to hedge our obligations under the securities through affiliated or unaffiliated counterparties, which may include our affiliates or affiliates of Wells Fargo. Our cost of hedging will include the projected profit that such counterparties, which may include our affiliates and affiliates of Wells Fargo, expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond the control of any counterparty, which may include our affiliates and affiliates of Wells Fargo, such hedging may result in a profit that is more or less than expected, or could result in a loss.

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus may be used by Wells Fargo or an affiliate of Wells Fargo in connection with offers and sales related to market-making or other transactions in the securities. Wells Fargo or an affiliate of Wells Fargo may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

No action has been or will be taken by Citigroup Global Markets Holdings Inc., Wells Fargo or any broker-dealer affiliates of any of them that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying product supplement, prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this pricing supplement, the accompanying product supplement or prospectus supplement and prospectus, may be made in or from any jurisdiction except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on Citigroup Global Markets Holdings Inc., Wells Fargo or any broker-dealer affiliates of any of them.

For the following jurisdictions, please note specifically:

Argentina

Citigroup Global Markets Holdings Inc.’s Series N Medium-Term Senior Notes program and the related offer of the securities and the sale of the securities under the terms and conditions provided herein does not constitute a public offering in Argentina. Consequently, no public offering approval has been requested or granted by the Comisión Nacional de Valores, nor has any listing authorization of the securities been requested on any stock market in Argentina.

Brazil

The securities may not be offered or sold to the public in Brazil. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus have not been submitted to the Comissão de Valores Mobiliáros for approval. Documents relating to this offering may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

Chile

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities, or distribution of this pricing supplement or the prospectus supplement and prospectus, may be made in or from Chile except in circumstances that will result in compliance with any applicable Chilean laws and regulations.

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Principal at Risk Securities Linked to an ETF Basket due September 3, 2025

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Paraguay

This is a private and personal offering. The securities offered have not been approved by or registered with the National Securities Commission (Comisión Nacional de Valores) and are not part of a public offering as defined by the Paraguayan Securities Law. The information contained herein is for informational and marketing purposes only and should not be taken as an investment advice.

Peru

The securities have not been and will not be registered with the Capital Markets Public Registry of the Capital Markets Superintendence (SMV) nor the Lima Stock Exchange Registry (RBVL) for their public offering in Peru under the Peruvian Capital Markets Law (Law N°861/ Supreme Decree N°093-2002) and the decrees and regulations thereunder.

Consequently, the securities may not be offered or sold, directly or indirectly, nor may this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus or any other offering material relating to the securities be distributed or caused to be distributed in Peru to the general public. The securities may only be offered in a private offering without using mass marketing, which is defined as a marketing strategy utilizing mass distribution and mass media to offer, negotiate or distribute securities to the whole market. Mass media includes newspapers, magazines, radio, television, mail, meetings, social networks, Internet servers located in Peru, and other media or technology platforms.

Taiwan

These securities may be made available outside Taiwan for purchase by Taiwan residents outside Taiwan but may not be offered or sold in Taiwan.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because certain terms of the securities have not yet been fixed and because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

We have been advised that, for a period of approximately four months following issuance of the securities, the price, if any, at which Wells Fargo would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by Wells Fargo or its affiliates, will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the costs associated with selling, structuring and hedging the securities that are included in the public offering price of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the four-month temporary adjustment period. However, Wells Fargo is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.”

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© 2021 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

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Appendix

The material included in this Appendix was prepared by Wells Fargo Securities, LLC and will be distributed to investors in connection with the offering of the securities described in this pricing supplement. The terminology used in the material included in this Appendix may differ from the terms used in this pricing supplement. The material included in this Appendix does not constitute terms of the securities. It is a general description of securities that share some features similar to the securities offered by this pricing supplement, but it does not relate specifically to the securities offered by this pricing supplement, and you should rely only on this pricing supplement (excluding the Appendix) and the accompanying product supplement, prospectus supplement and prospectus for a description of the specific terms of the securities offered by this pricing supplement.

Market Linked Securities

Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

Distributed by Wells Fargo Securities, LLC

MARKET LINKED SECURITIES WITH LEVERAGED UPSIDE PARTICIPATION TO A CAP AND FIXED PERCENTAGE BUFFERED DOWNSIDE ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside have complex features and are not suitable for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside (“these Market Linked Securities”) allow you to participate in the performance of a market measure, such as an index of equity securities, an exchange-traded fund, or a basket of indexes or exchange-traded funds. In contrast to a direct investment, these Market Linked Securities provide a buffer against a moderate decline in the market measure and the potential to achieve a higher return in certain market scenarios, subject to a maximum return. However, if the market measure declines in value by more than the buffer, you could incur a substantial loss on your investment. The buffer and potential for a higher return apply at maturity only and, if the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Securities are unsecured debt obligations of the issuer. You will have no ability to pursue the underlying market measure or any assets included in the underlying market measure for payment.

The charts in this section do not reflect forgone dividend payments

Direct investment payoff

For traditional assets, such as stocks, there is a direct relationship between the change in the level of the asset and the return on the investment. For example, as the graph indicates, suppose you bought shares of a common stock at $100 per share. If you sold the shares at $120 each, the return on the investment (excluding any dividend payments) would be $20 per share, or 20%. Similarly, if you sold the shares after the price decreased to $80 (i.e., a decline of 20%), this would result in a 20% investment loss (excluding dividends).

2| Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside payoff

These Market Linked Securities offer a return at maturity that is based on the performance of a specified market measure, as measured from a specified starting level to the closing level of the market measure on a calculation day shortly before maturity (the ending level).

To understand how these Market Linked Securities would perform under varying market conditions, consider the following hypothetical terms:

•	Participation rate: 125%. A participation rate determines how much of the appreciation of the underlying market measure (if any) will be reflected in the payment at maturity on these Market Linked Securities, subject to the maximum return described below. A participation rate of 125% means that if the market measure appreciates from its starting level to its ending level, the investor will receive a total return at maturity equal to 125% of that appreciation, subject to the maximum return described below. For example, if the market measure appreciates by 8%, the investor will receive a total return at maturity of 10% (which is 125% of 8%).
•	Maximum return: 20%. A maximum return effectively sets a ceiling above which the investor will not participate in further appreciation of the market measure. A maximum return of 20% means that the investor will not receive a positive return of more than 20% of the original offering price of these Market Linked Securities at maturity even if the market measure appreciates by more than 20%. This results in a maximum payment at maturity of 120% of the original offering price. Note that the maximum return effectively reduces the participation rate in scenarios where the participation rate multiplied by the appreciation of the market measure would exceed the maximum return.
•	Buffer: 10%. A buffer offers a measure of downside market risk reduction at maturity as compared to a direct investment in the market measure. A 10% fixed buffer means that an investor will be repaid the original offering price at maturity if the market measure declines by 10% or less from the starting level to the ending level – in other words, if the ending level is greater than or equal to a threshold level that is equal to 90% of the starting level. However, if the market measure declines by more than 10%, so that the ending level is less than the threshold level, the investor will incur a loss equal to the percentage decline of the market measure in excess of 10%. For example, if the market measure declines by 25%, the percentage decline of 25% will exceed the 10% buffer by 15% and the investor will incur a 15% loss at maturity.
This information, including the graph to the left, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield, or investment, nor is it indicative of future results. The graph illustrates the payoff on hypothetical Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside described above for a range of percentage changes from the starting level to the ending level.

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This hypothetical Market Linked Security could potentially allow you to outperform the underlying market measure if the ending level of the market measure has declined from the starting level or has increased from the starting level by less than 20%. Note that because the value of the market measure does not incorporate dividends paid on the market measure, the return on these Market Linked Securities does not compensate you for dividends paid on the market measure. All payments on the securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue the market measure or any assets included in the market measure for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

The diagram below illustrates how the cash payment on the stated maturity date for this hypothetical Market Linked Security will be calculated. The diagram below assumes an original offering price of $1,000 per security.

Determining payment at maturity

Estimated value of Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

The original offering price of these Market Linked Securities will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Securities on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

4| Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

The issuer will disclose the estimated value of these Market Linked Securities in the applicable pricing supplement. The estimated value of these Market Linked Securities will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the security, which combination consists of a non-interest bearing, fixed-income bond, and one or more derivative instruments underlying the economic terms of the security. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Securities and how it is determined.

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents, and consider several factors before making an investment decision.

An investment in these Market Linked Securities may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity, you may incur a loss on your investment, and you may sacrifice some return opportunities with a maximum return and forgo interest payments and dividend payments.

These Market Linked Securities are not suitable for all investors, but may be suitable for investors aiming to:

•	Supplement their existing investments with new return profiles
•	Add a layer of partial protection against losses at maturity
•	Obtain exposure to a market measure with a different risk/return profile than a direct investment in that market measure

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Securities. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Securities are right for you.

•	Are you comfortable with the potential loss of a significant portion of your initial investment as a result of a percentage decline of the market measure that exceeds the buffer?
•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity?
•	Does protection against moderate market declines take precedence for you over uncapped returns, dividend payments, or fixed returns?
•	What is your outlook on the market?
•	What is your sensitivity to the tax treatment for your investments?
•	Are you dependent on your investments for current income?
•	Are you willing to accept the credit risk of the applicable issuer in order to obtain the exposure to the market measure that these Market Linked Securities provide?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate, given your financial situation, investment goals, and risk profile.

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General risks and investment considerations

Investments in these Market Linked Securities are not suitable for all investors. They involve a variety of risks and may be linked to a variety of different market measures. Each of these Market Linked Securities and each market measure will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Securities, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Securities:

•	Principal and performance risk. These Market Linked Securities are not structured to repay your full principal amount on the stated maturity date. As a result, depending on the performance of the market measure, the payment you receive at maturity may be less than the original offering price of these Market Linked Securities and you may incur a substantial loss on your investment.
•	Limited upside. These Market Linked Securities are subject to a maximum return, which will limit your return potential. Because of the maximum return, the return you receive at maturity on these Market Linked Securities may be lower than the return you could have achieved on a direct investment in the market measure. Furthermore, the effect of the participation rate will be progressively reduced for all ending levels exceeding the ending level at which the maximum return is reached.
•	Liquidity risk. These Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Securities prior to their maturity date. If you choose to sell your Market Linked Securities prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.
•	Market value uncertain. These Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities prior to maturity will be affected by numerous factors, such as performance, volatility, and dividend rate of the market measure; interest rates; the time remaining to maturity; the correlation among basket components, if applicable; and the applicable issuer’s creditworthiness. Wells Fargo Securities anticipates that the value of these Market Linked Securities will always be at a discount to the original offering price plus the maximum return.
•	Costs to investors. The original offering price of these Market Linked Securities will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for these Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Securities is likely to be less than the original offering price.
•	Credit risk. Any investment in these Market Linked Securities is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue the market measure or any assets included in the market measure for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Securities prior to maturity.

6| Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

•	No periodic interest or dividend payments. These Market Linked Securities do not typically provide periodic interest. These Market Linked Securities linked to equities do not provide for a pass through of any dividend paid on the underlying equities.
•	Estimated value considerations. The estimated value of these Market Linked Securities that will be disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy the securities from you at any time after issuance.
•	Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities or one of their respective affiliates may engage in business with companies whose securities are included in a market measure, or may publish research on such companies or a market measure. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Securities. Finally, the estimated value of these Market Linked Securities may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.
•	Effect of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities, or one of their respective affiliates could affect the underlying market measure or the value of these Market Linked Securities.
•	Index risk. If the market measure is an index, or an ETF that tracks an index, your return on these Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets.
•	ETF risk. If the market measure is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the previous risk consideration. If the index includes foreign securities, these Market Linked Securities will be subject to currency exchange rate risk, as the value of the ETF will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.
•	Basket risk. If the market measure is a basket, the performance of the basket components may offset each other. Any appreciation of one or more basket components may be moderated, or wholly offset, or more than offset, by depreciation of one or more other basket components.
•	Tax considerations. The tax consequences of an investment in these Market Linked Securities are uncertain. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. Federal income tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or foreign jurisdiction.

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Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Securities are offered with a preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Securities and what structures are currently available for investment, contact your financial advisor who can advise you of whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, Wells Fargo Institutional Securities, LLC, a member of FINRA, NFA, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

© 2020 Wells Fargo Securities. All rights reserved. MC-6159 (11/16)